Exhibit 10.7

Support policy agreement

Party A: Yantai Laishan Economic Development Zone Management Committee (hereinafter called Party A)

Party B: Yantai Jinzheng Environment Technology Co., LTD. (hereinafter called Party B)

Party B uses wastewater treatment technology based on membranes, which is the core of a new environmental protection project. In view of the project's domestic technology, market prospects, tax potential, and economic and social benefits, Laishan Economic Development Zone will provide Party B the following support to promote its rapid development with the approval of the district party committee and the district government:

1. Financial support policy

In view that the project belongs to high-tech encouraged enterprises and the prospects for development, Party A, after review, agrees to give party B 9.732 million RMB for three science and technology funds. This investment will be used to promote the new product research and development and expand the scale of production. After obtaining its land-use right, Party B should begin construction of a new factory in 9 months and complete project construction in 20 months.

2. Tax policy support

Party B will produce tax revenue not less than 6 million RMB each year in 2016~2020. In 2016 turnover (business income plus value added tax) will reach 100 million RMB, during 2017-2020, the annual growth rate of turnover shall be not less than 40%, and in 2020 Party B's annual turnover share reach 600 million RMB. After Party B reaches the above millstones, Party A will provide Party B with tax incentives as follows; during 2016-2017, taxes paid by Party B and retained by local government, will be returned in full to Party B, during the 2018-2020, taxed paid by Party B and retained by the local government, will be returned to Party B at a rate of 50%.

This agreement shall take effect as of the date of signature of both sides, and seals. This agreement in quadruplicate, party A and party B each hold two copies.

Party A: Yantai Laishan Economic Development Zone Management Committee (Stamped)

Signature: /s/ Chenlin Huang

Party B: Yantai Jinzheng Environment Technology Co., LTD. (Stamped) Signature: /s/ Zhuo Zhang

Date of Signature: January 20th 2016